Filed Pursuant to Rule 424(b)(3)
Registration No. 333-218367

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 31, 2017

PROSPECTUS    SUPPLEMENT

(To Prospectus dated May 31, 2017)

3,806,374 Shares

Air Transport Services Group, Inc.

Common Stock

The selling stockholder named in this prospectus supplement is offering 3,806,374 shares of our common stock.

Subject to the completion of this offering, we intend to purchase from the underwriter 380,637 shares of our common stock that are subject to this offering at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATSG.” On May 30, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Market was $23.42 per share.

The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price of $         per share, which will result in $         of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of our common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The underwriter may also exercise its option to purchase up to an additional 570,956 shares from the selling stockholder, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. We will not receive any proceeds from the sale of shares by the selling stockholder in this offering including from any exercise by the underwriter of its option to purchase additional shares from such selling stockholder.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock on or about                 , 2017.

Sole Book Running Manager

BofA Merrill Lynch

The date of this prospectus supplement is                 , 2017

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the selling stockholder and the underwriter have not, authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus and take no responsibility for, and can provide no assurances as to the reliability of, any information others may give you. We are not, and the selling stockholder and the underwriter are not, making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus supplement or the date of incorporation by reference, even though this prospectus supplement and the accompanying prospectus may be delivered or securities may be sold on a later date.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we, the selling stockholder nor the underwriter are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform

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themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholder nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

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INDUSTRY AND MARKET DATA

Some market data and other statistical information presented in or incorporated by reference into this prospectus supplement are based on data from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Other data is based on management’s estimates and calculations, which are derived from our review and interpretation of internal analyses, as well as third party sources. Although we believe these third party sources are reliable, we have not independently verified any information and cannot guarantee its accuracy and completeness. To the extent that we have been unable to obtain information from third party sources, we have expressed our belief on the basis of our own internal analyses of our operations and capabilities in comparison to our competitors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about us and the selling stockholder and the terms on which the selling stockholder is offering and selling our common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about the offering.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the shares of our common stock that the selling stockholder is selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, the selling stockholder and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Information Incorporated by Reference” beginning on page S-27 of this prospectus supplement before investing in our common stock. To the extent any inconsistency or conflict exists between the information included in or incorporated by reference into this prospectus supplement and the information included in the accompanying prospectus, the information included in or incorporated into this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “ATSG,” “us,” “we,” “our” or the “Company” mean Air Transport Services Group, Inc., a Delaware corporation, and our consolidated subsidiaries, except where it is made clear that the terms mean Air Transport Services Group, Inc. only.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial condition, results of operations, business performance, strategies, expectations and other matters. Words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets,” “envisions,” “goals,” “seeks,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on expectations, estimates and projections as of the date hereof and involve a number of risks and uncertainties. Any forward-looking statements that we make or incorporate herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, but not limited to, those referred to below:

•	the economic conditions in the U.S. and throughout the globe may negatively impact the demand for the Company’s aircraft and services;

•	our business is highly dependent on three customers, Amazon.com, Inc. and its subsidiary, Amazon Fulfillment Services, Inc. (together, “Amazon”), DHL Network Operations (USA), Inc. (with its affiliated companies, “DHL”) and the United States Military, the loss of any one of which could have material adverse impact on our business;

•	our costs incurred in providing airline services could be more than the contractual revenues generated;

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•	the rate of aircraft deployments may impact the Company’s operating results and financial condition;

•	our airline operating agreements include on-time reliability requirements which can impact the Company’s operating results and financial condition;

•	the anticipated strategic and financial benefits of our relationship with Amazon may not be realized;

•	the Company’s future earnings and earnings per share, as reported under generally accepted accounting principles, will be impacted by the amortization of the lease incentive and the periodic remeasurement of the stock warrants issued to Amazon;

•	under the provisions of airline operating and aircraft lease agreements with our customers, customers may be able to terminate the operating agreements or aircraft lease agreements, subject to early termination provisions;

•	the U.S. Military may not renew our contracts or may reduce the number of routes that we operate;

•	our business associated with our U.S. Military contracts could be negatively impacted by adverse findings in audits conducted by government agencies with respect to the contracts;

•	our participation in the Department of Defense’s Civil Reserve Air Fleet Program could adversely restrict our commercial business in times of national emergency;

•	proposed rules from the Department of Transportation, Federal Aviation Administration and Transportation Security Administration could increase the Company’s operating costs and reduce customer utilization of airfreight;

•	the concentration of aircraft types and engines in the Company’s airlines could adversely affect our operating and financial results;

•	the cost of aircraft repairs and unexpected delays in the time required to complete aircraft maintenance could negatively affect our operating results;

•	lessees of our aircraft may fail to make contractual payments or fail to maintain the aircraft as required;

•	our operating results could be adversely impacted by negotiations regarding collective bargaining agreements with flight crewmember representatives;

•	we rely on third parties to modify aircraft and provide aircraft and engine maintenance which could result in disruptions or delays to our business;

•	the Company’s operating results could be negatively impacted by disruptions of its information technology and communication systems;

•	the revenues generated by our maintenance and repair organization may not be sufficient to cover the fixed costs of our aircraft maintenance facilities which could negatively impact our financial results;

•	the Company could violate debt covenants;

•	the Company’s share buy-back plan may reduce liquidity;

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•	the Company’s existing sources of liquidity may not be sufficient to meet its capital spending targets to expand the aircraft fleet or to make strategic investments;

•	operating results may be affected by fluctuations in interest rates;

•	the costs of insurance coverage or changes to our reserves for self-insured claims could affect our operating results and cash flows;

•	our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited by changes in our shareholder base;

•	we may need to reduce the carrying value of the Company’s assets which could result in impairments or writedowns;

•	penalties, fines and sanctions levied by governmental agencies such as the Federal Aviation Administration, or FAA, or the costs of complying with government regulations could negatively affect our results of operations;

•	we may be impacted by government requirements associated with transacting business in foreign jurisdictions;

•	the costs of maintaining our aircraft in compliance with government regulations in the U.S. and in foreign jurisdictions could negatively affect our results of operations and require further investment in our aircraft fleet;

•	failure to maintain the operating certificates and authorities of our airlines would adversely affect our business;

•	the Company may be affected by global climate change or by legal, regulatory or market responses to such potential climate change; and

•	such other factors as may be described from time to time in our filings with the SEC;

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it does not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the financial data and related notes and the “Risk Factors” sections, before making an investment decision.

The Company

Air Transport Services Group, Inc. is a holding company that provides aircraft leasing, air cargo lift, aircraft maintenance and other support services to the air transportation and package delivery industries through its subsidiaries. We offer a range of complementary services to delivery companies, freight forwarders, airlines and government customers. We offer standalone services as well as bundled, customized solutions, scalable to our customers’ needs.

Aircraft leasing: We lease cargo aircraft through ATSG’s leasing subsidiary, Cargo Aircraft Management, Inc. (“CAM”). CAM services global demand for medium range and medium capacity airlift by offering Boeing 767, 757 and 737 aircraft leases. CAM is able to provide competitive lease rates by converting passenger aircraft into cargo freighters. CAM monitors the medium passenger aircraft sale markets and acquires passenger aircraft based on projected into-service costs and rates of return targets, then manages the modification of passenger aircraft into freighters. As a result, the converted freighters can be deployed into regional markets more economically than larger capacity aircraft, newly built freighters or other competing alternatives. CAM’s aircraft leases are typically under multi-year agreements.

ACMI services: ATSG wholly owns two airlines, ABX Air, Inc., or ABX, and Air Transport International, Inc., or ATI, each independently certificated by the U.S. Department of Transportation. The Company’s airlines separately offer a combination of aircraft, crews, maintenance and insurance, or “ACMI”, services. ABX operates Boeing 767 freighter aircraft, while ATI operates Boeing 767 and Boeing 757 freighter and 757 “combi” aircraft. Combi aircraft are capable of carrying passengers and cargo containers on the main flight deck. The airlines can conduct cargo operations worldwide.

Support services: Customers who lease our aircraft typically need related services, such as scheduled aircraft maintenance, aircraft line maintenance, crew training and other transportation related solutions which our subsidiaries can provide. The support services we provide to delivery companies, freight forwarders and other airlines provide us with a competitive advantage for diversification and incremental revenues. Our businesses and subsidiaries providing support services are summarized below:

•	ABX provides flight crew training, flight simulator rental and aircraft line maintenance services.

•	Airborne Maintenance and Engineering Services, Inc., or AMES, is an aircraft maintenance, repair and overhaul business.

•	AMES provides airframe maintenance, component repairs, engineering services and aircraft line maintenance.

•	Pemco World Air Services, Inc., or PEMCO, which we acquired in December 2017, provides aircraft maintenance, modifications, and engineering services.

•	AMES Material Services, Inc., or AMS, resells and brokers aircraft parts.

•	LGSTX Services, Inc. or LGSTX, provides material handling and ground equipment maintenance and ground equipment rentals for aircraft support; LGSTX also sells aviation fuel.

•	LGSTX Distribution Services, Inc. or LDS operates mail and parcel sorting centers.

The business development and marketing activities of our operating subsidiaries are supported by Airborne Global Solutions, Inc. or “AGS”, a subsidiary of the Company. AGS markets the various services and products offered by our subsidiaries by bundling solutions that leverage the entire portfolio of our subsidiaries’ capabilities and experience in global cargo operations. Our bundled services are flexible and scalable to complement the customers own resources to support operational growth. Further, AGS assists our subsidiaries in achieving their sales and marketing plans by identifying customers’ business and operational requirements while providing sales leads.

For additional information regarding our business, financial condition, results of operations and cash flows, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Share Repurchase Program and Share Repurchase

On August 5, 2014, our board of directors approved a common stock repurchase program authorizing the Company to repurchase up to $50.0 million of our outstanding common stock from time to time in the open market or in privately negotiated transactions. In May 2016, our board of directors amended the common stock repurchase program by increasing the amount that the Company may repurchase from $50.0 million to $100.0 million of our outstanding common stock. The common stock repurchase program does not require the Company to repurchase a specific number of shares or have an expiration date and may be terminated by the board of directors at any time. As of May 30, 2017, we had purchased a total of 6,054,712 shares of common stock at an aggregate cost of $76,564,912.

Subject to the successful completion of this offering, we intend to use the stock repurchase program to purchase from the underwriter 380,637 shares of our common stock at a price per share equal to the price per share paid by the underwriter to the selling stockholder in this offering. We refer to this intended purchase as the share repurchase. The actual number of shares to be purchased by us, if at all, will depend on market conditions and other factors. We intend to fund the share repurchase with available cash or from borrowings under the senior syndicated credit agreement we entered into in May 2011, as amended (“Senior Credit Agreement”). The completion of the share repurchase would be contingent on the satisfaction of customary closing conditions and conditioned upon, among other things, the completion of this offering.

The description of and the other information in this prospectus supplement regarding the share repurchase is intended solely for informational purposes. Nothing in this prospectus supplement shall be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock, subject to the share repurchase.

Corporate Information

Air Transport Services Group, Inc. is a Delaware corporation incorporated in 2007 for the purpose of creating a holding company structure from the reorganization of ABX, which was incorporated in 1980. Our executive offices are located at 145 Hunter Drive, Wilmington, Ohio 45177, and our telephone number is (937) 382-5591. Our website address is www.atsginc.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains basic information about this offering and our common stock. It does not contain all the information that is important to you in deciding whether to invest in our common stock. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed with the SEC and are available upon request.

Issuer	Air Transport Services, Inc.

ATSG Common Stock Offered by the Selling Stockholder	3,806,374 shares

ATSG Common Stock Outstanding Immediately After the Offering	59,123,112 shares.

The number of shares of common stock outstanding immediately after the offering is based on the number of shares of common stock outstanding at May 30, 2017. This number excludes 716,899 shares underlying awards outstanding as of May 30, 2017 granted under our equity compensation plans with a weighted average grant date fair value price of $10.84 per share and 12,810,629 shares underlying warrants issued to Amazon.

Option to Purchase Additional Shares of Common Stock from the Selling Stockholder	The selling stockholder has granted the underwriter a 30-day option from the date of this prospectus supplement to purchase up to 570,956 additional shares of our common stock at the public offering price, less underwriting discounts payable by the selling stockholder.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriter of its 30-day option to purchase up to 570,956 additional shares from the selling stockholder at the public offering price, less the underwriting discounts payable by the selling stockholder.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder in this offering, including from any exercise by the underwriter of its option to purchase additional shares from the selling stockholder. See “Use of Proceeds” and “Selling Stockholder.”

Share Repurchase

Subject to completion of this offering, we intend to purchase up to 380,637 shares of our common stock from the underwriter at a purchase price per share equal to the price paid by the underwriter to the selling stockholder in this offering. We intend to fund the share repurchase with $8.9 million of available cash or from borrowings under our Senior Credit Agreement assuming a purchase price of

$23.42 per share, the last reported sale price of our common stock on the NASDAQ Global Select Market on May 30, 2017. The completion of the share repurchase would be contingent on the satisfaction of customary closing conditions and conditioned upon, among other things, the completion of this offering.

Dividend Policy	We have not paid or declared any dividends on our common stock. For more information, see “Price Range of Common Stock; Dividend Policy.”

Listing	Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATSG.”

Risk Factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-5 of this prospectus supplement.

RISK FACTORS

An investment in our common stock involves material risks. You should carefully consider the risk factors described below, the risk factors contained in the prospectus, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K, together with all of the information appearing in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any free writing prospectus. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, prospects, financial condition, results of operations and cash flows.

The market price of shares of our common stock may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock in spite of our operating performance. The trading price of our common stock may be adversely affected due to a number of factors, most of which we cannot predict or control, such as those risk factors set forth in our most recently filed Annual Report on Form 10-K and the following:

•	results of operations that vary from our expectations and the expectations of securities analysts and investors;

•	our lack of visibility into near-term results of operations and difficulty in accurately forecasting our quarterly results;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	fluctuations in the market prices of stocks generally, or those of companies in our industry;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

•	failure of any of our initiatives to achieve commercial success;

•	changes in general economic or market conditions or trends in our industry or markets;

•	changes in business, legal or regulatory conditions in the United States or other countries;

•	future sales of our common stock or other securities and the timing and amount of any share repurchases we make pursuant to our ongoing stock repurchase program or otherwise;

•	investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation or governmental investigations;

•	guidance, if any, that we provide to the public, any change in this guidance or our failure to meet this guidance;

•	the sustainability of an active trading market for our common stock;

•	additions or departures of any of our key personnel;

•	changes in accounting principles or policies;

•	adverse publicity about the industries we participate in or individual scandals; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

You may be unable to resell your shares of common stock at or above the public offering price. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay dividends on our common stock. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by the Senior Credit Agreement, and may be limited by covenants of other indebtedness we or our subsidiaries have incurred or may incur in the future. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market following this offering could cause the market price for our common stock to decline.

The sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could substantially decrease the market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this offering and the share repurchase, we will have a total of shares of our common stock outstanding. Of the outstanding shares, the 3,425,737 shares sold in this offering and not purchased by us (or 3,996,693 shares if the underwriter exercises its option to purchase additional shares in full) will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

In connection with this offering, we, certain of our executive officers, directors and the selling stockholder will sign lock-up agreements with the underwriter of this offering that, subject to certain customary exceptions, restrict the sale of the shares of our common stock and certain other securities held by them for 60 days (or 180 days in the case of the selling stockholder) following the date of this prospectus supplement. Merrill Lynch, Pierce, Fenner & Smith Incorporated may, in its sole discretion and without notice, release all or any portion of the shares of common stock and certain other securities subject to lock-up agreements. See “Underwriting” for a description of these lock-up agreements. Upon the expiration of these lock-up agreements, all of the 4,181,188 (or 3,610,232 shares if the underwriter exercises its option to purchase additional shares in full) held by the signatories will be eligible for resale in the public market, subject, in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144 under the Securities Act if such sales are being made pursuant to Rule 144. Certain of our stockholders may be considered affiliates at the expiration of the lock-up period.

1,107,499 shares of common stock are eligible for sale upon the vesting of outstanding restricted stock, restricted stock units and performance-based stock units. We have filed registration statements on Form S-8 under the Securities Act to register all shares of common stock subject to outstanding restricted stock, restricted stock units and performance-based stock units and the shares of common stock subject to issuance pursuant to our 2015 Long Term Incentive Plan and a predecessor plan. The Form S-8 registration statements automatically became effective upon filing. These shares can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates. The market price of our shares of common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

On March 8, 2016, we issued to Amazon a warrant to acquire up to 12,810,629 shares of our common stock. The warrant is currently exercisable for 11,529,565 shares, and will become exercisable for the remainder of such shares upon the achievement of certain commercial milestones, subject to certain regulatory approvals and the terms of the applicable warrant. We have agreed to issue Amazon an additional warrant for approximately 1,591,333 shares of our common stock on March 8, 2018. The second warrant will be immediately exercisable upon issuance. A third warrant will be issued to Amazon on September 8, 2020, which will also be immediately exercisable upon issuance. The third warrant will grant Amazon the right to purchase additional shares of our common stock as is necessary to bring Amazon’s ownership to 19.9% of the Company’s post-transaction shares of common stock measured on a GAAP-diluted basis, adjusted for share issuances and repurchases by the Company subsequent to March 8, 2016. Amazon is limited in the number of shares of our common stock that it may purchase under the warrants prior to compliance with applicable notification and clearance thresholds in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We have agreed to register the warrant shares under the Securities Act, which would allow them to be sold in the public market, subject to restrictions under the securities laws applicable to affiliates should Amazon be an affiliate of the Company at the time of any such sale. The market price of our shares of common stock could drop significantly if Amazon or a transferee of Amazon should sell the shares or is perceived by the market as intending to sell them.

In the future, we may also issue our securities to fund capital expenditures or in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any such issuance of securities may result in dilution to you.

A substantial portion of our total outstanding shares are held by a small number of investors who may, individually or collectively, exert significant control over us.

To the best of our knowledge, as of May 30, 2017, approximately 35% of our outstanding common stock is owned by fewer than five holders. As long as such major stockholders (whether or not acting in a coordinated manner) and any other substantial stockholder own, directly or indirectly, a substantial portion of our outstanding shares, they will be able to exert significant influence over matters requiring stockholder approval, including the composition of our board of directors. Further, to the extent that our major stockholders were to act in concert, they could potentially control any action taken by our stockholders. The concentration of ownership of our outstanding equity in such major stockholders may make some transactions more difficult or impossible without the support of such stockholders or more likely with the support of such stockholders. The interests of any of such stockholders, any other substantial stockholder or any of their respective affiliates could conflict with or differ from the interests of our other stockholders.

Anti-takeover provisions in our organizational documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions, among other things:

•	provide for the ability of our board of directors to issue one or more series of preferred stock and to establish the terms of such preferred stock prior to issuance and without stockholder approval;

•	prohibit stockholder action by written consent;

•	impose certain limitations on convening special stockholder meetings;

•	provide that the board of directors is expressly authorized to make, repeal, alter, amend or rescind our bylaws without the assent or vote of the stockholders, and any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; and

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Further, as a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer rejected by our board of directors were considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of the Company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our common stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering, including any sales pursuant to the underwriter’s option to purchase additional shares from the selling stockholder. The selling stockholder will receive all of the gross proceeds and bear all underwriting commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2017:

•	on an actual basis; and

•	on an as adjusted basis to reflect this offering and the share repurchase (assuming a purchase price of $23.42 per share, which is the last reported sale price of our common stock on the NASDAQ Global Select Market on May 30, 2017).

You should read this table in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, which are incorporated by reference in this offering memorandum.

	As of March 31, 2017
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$27,631		$(1)

Long-term debt (including current portions):
Unsubordinated term loan (2)	$81,765	$
Revolving credit facility (3)	415,000
Aircraft loans (4)	11,652

Total long-term debt (including current portions)	508,417
Stockholders’ Equity:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—
Common stock, $0.01 par value per share; 85,000,000 shares authorized; 59,563,749 shares (actual) and 59,183,382 shares (as adjusted) issued and outstanding (1)	596
Additional paid-in capital	441,300
Accumulated deficit	(22,255)
Accumulated other comprehensive loss	(78,558)

Total stockholders’ equity	341,083

Total capitalization	$849,500	$

(1)	The as adjusted cash and cash equivalents and the as adjusted number of shares of common stock assume the purchase by us of 380,637 shares of common stock offered hereby, and that such shares are retired upon purchase by us. The actual number of shares of common stock to be purchased by us will depend on market conditions and other factors. The as adjusted number of issued and outstanding shares of common stock would be 69,431,882 if Amazon fully exercised the vested portion of the warrants we granted to Amazon on March 8, 2016, provided that Amazon is limited in the number of shares that it may purchase from us prior to compliance with applicable notification and clearance thresholds in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(2)	The balance of the unsubordinated term loan is net of debt issuance costs of $0.7 million for the period ending March 31, 2017.
(3)

Our Senior Credit Agreement has an aggregate commitment amount of up to $545 million, which may be increased up to $645 million in the aggregate, subject to obtaining the lenders’ consent, and a maturity date of May 30, 2022. As of March 31, 2017, the unused revolving credit facility totaled $121.1 million, net of draws of $415.0 million and outstanding letters of credit of $8.9 million. The Senior Credit Agreement is collateralized by certain of our Boeing 767 and 757 aircraft that are not collateralized under aircraft loans.
(4)	The aircraft loans are collateralized by three aircraft, and amortize monthly with a balloon payment of approximately 20% with maturities between 2017 and early 2018.

PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATSG.” The following table sets forth the high and low sales prices for transactions involving our common stock during each fiscal quarter indicated, as reported on the NASDAQ Global Select Market.

	High	Low
Year ended December 31, 2015:
First quarter	$9.72	$7.80
Second quarter	$10.96	$9.04
Third quarter	$10.96	$7.60
Fourth quarter	$10.39	$8.42
Year ended December 31, 2016:
First quarter	$15.53	$9.05
Second quarter	$15.43	$12.36
Third quarter	$14.91	$12.73
Fourth quarter	$17.29	$12.94
Year ended December 31, 2017:
First quarter	$17.81	$14.97
Second quarter (through May 30, 2017)	$23.93	$15.78

On May 30, 2017, the last reported sales price of our common stock on the NASDAQ Global Select Market was $23.42 per share. As of May 30, 2017, there were 1,549 record holders of our common stock.

Our Senior Credit Agreement limits the amount of dividends we can pay and the amount of common stock we can repurchase to $75.0 million during any calendar year, provided our total debt to EBITDA ratio is under 2.75 times, after giving effect to the dividend or repurchase. We have not paid or declared any dividends on our common stock. Any future payment of cash dividends on our common stock will depend upon our results of operations, financial condition, capital requirements and compliance with debt covenants, as well as other factors considered relevant by our board of directors.

SELLING STOCKHOLDER

The following table sets forth the name of the selling stockholder, the beneficial ownership of our common stock by the selling stockholder as of May 30, 2017, the number of shares of our common stock being offered by the selling stockholder pursuant to this prospectus supplement and the number of shares of our common stock that will be beneficially owned by the selling stockholder immediately after the offering contemplated by this prospectus supplement.

The percentages of beneficial ownership set forth below are based on 59,503,749 shares of our common stock issued and outstanding as of May 30, 2017, after giving effect to the assumed share repurchase, and the retirement of such shares upon repurchase by us. Such number of issued and outstanding shares of common stock does not include shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock or the vesting of restricted stock, restricted stock units or performance-based stock units pursuant to our Amended and Restated 2005 Long-Term Incentive Plan. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or warrants held by the respective person or group which may be exercised or converted within 60 days after May 30, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. We believe, based on the information furnished to us, that the selling stockholder named in the table below has sole voting power and investment power with respect to all shares of common stock that it beneficially owns.

Information below with respect to beneficial ownership (excluding percentage) has been furnished by the selling stockholder and we have not sought to verify such information. Except as stated in the footnotes below, neither the selling stockholder nor its affiliates, officers, directors or principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.

			Without Underwriter’s Purchase Option			With Full Exercise of Underwriter’s Purchase Option
Selling Stockholder	Shares Beneficially Owned Prior to This Offering		Shares Being Offered Hereby	Shares Beneficially Owned After This Offering and Share Repurchase		Shares Being Offered Hereby	Shares Beneficially Owned After This Offering and Share Repurchase
	Number	Percent	Number	Number	Percent	Number	Number	Percent
Red Mountain Partners, L.P. (1)	6,703,438	11.3%	3,806,374	2,897,064	4.9%	4,377,330	2,326,108	3.9%

(1)	Red Mountain Partners, L.P., a Delaware limited partnership (“RMP”), has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of all of the shares listed as beneficially owned and being offered for sale by RMP. RMCP GP LLC, a Delaware limited liability company (“RMCP GP”), is the general partner of RMP. Red Mountain Capital Partners LLC, a Delaware limited liability company (“RMCP LLC”), is the managing member of RMCP GP. Red Mountain Capital Management, Inc., a Delaware corporation (“RMCM”), is the managing member of RMCP LLC. Willem Mesdag, a natural person and citizen of the United States of America, is the president, sole executive officer, sole director and sole shareholder of RMCM. Because each of RMCP GP LLC, RMCP LLC, RMCM and Mr. Mesdag, may be deemed to control RMP, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the common stock beneficially owned by RMP. The address for each of RMP, RMCP GP LLC, RMCP LLC, RMCM and Mr. Mesdag is 10100 Santa Monica Boulevard, Suite 925, Los Angeles, California 90067. If the underwriter’s option to purchase additional shares is exercised, RMP will provide up to 570,956 shares of common stock to be sold pursuant to this option.

J. Christopher Teets, a partner of RMCP LLC, has served on our board of directors since February 2009 and is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. The number of shares listed as beneficially owned and being offered for sale by RMP excludes 87,626 restricted stock units issued to Mr. Teets in connection with his service on our board of directors.

The Company and RMCP LLC are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company. The agreement imposes confidentiality obligations on RMCP LLC and restrictions on its ability to: (i) acquire or agree to acquire, directly or indirectly, more than 17.49% of the issued and outstanding common stock of the Company or any assets of the Company or a subsidiary or division thereof; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote, as such terms are used in the rules of the SEC, or seek to advise or influence any person with respect to the voting of any securities of the Company; (iii) nominate or seek to nominate, directly or indirectly, any person to our board of directors; (iv) make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving the Company or any of its securities or assets; (v) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (vi) otherwise act or seek to control or influence our board of directors or the management or policies of the Company; (vii) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above; or (viii) request for the Company, directly or indirectly, to amend or waive any of the foregoing provisions. In addition, the agreement provides that, for so long as (a) the standstill provisions are in effect and (b) RMCP LLC were to beneficially own, directly or indirectly, in excess of 14.9% of the issued and outstanding common stock of the Company, RMCP LLC will, except with the prior written consent of the Company or our board of directors, cause such shares of common stock representing the portion of RMCP LLC’s beneficial ownership in excess of 14.9% to be voted in accordance with the Board’s publicly stated recommendations for voting on such matters.

On July 5, 2016, we purchased 3,825,554 shares of our common stock from RMP pursuant to a privately negotiated transaction for an aggregate purchase price of $50,000,000. This share repurchase was approved by our Audit Committee in accordance with its policy concerning related party transactions and was also approved by our board of directors. Mr. Teets recused himself from the meetings and the deliberations of our Audit Committee and board of directors concerning the share repurchase and abstained from voting on the share repurchase.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of material U.S. federal income and estate tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This summary is limited to U.S. federal income tax aspects and does not address the tax consequences under non-U.S., state or local tax laws or any other non-income tax laws (such as gift tax laws). It also does not consider the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those discussed below. No ruling has been or is expected to be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the United States federal income and estate tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income and estate tax laws, including, without limitation, U.S. expatriates, partnerships (including arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or investors in pass-through entities, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and persons holding shares of our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy.

This discussion is for informational purposes only and is not tax advice. Prospective investors are urged to consult their tax advisors regarding the particular U.S. federal income and estate tax consequences to them of acquiring, owning and disposing of our common stock, as well as any tax consequences arising under any state, local or foreign tax laws and any other U.S. federal tax laws.

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions on Our Common Shares

If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s adjusted tax basis in the common stock, but not below zero. Any excess will be treated as capital gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain on Disposition of Our Common Shares” below.

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but which qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder’s U.S. trade or business, the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must timely furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Shares

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States) provided that such holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. In the event that we do become a USRPHC, so long as our common stock is regularly traded on an established securities market, such common stock will be treated as a “United States real property interest” with respect to a particular non-U.S. holder only if such holder actually or constructively held more than 5% of such regularly traded common stock at some time during the applicable period. In the event that our common stock is treated as a “United States real property interest” with respect to a non-U.S. holder, gain recognized on the disposition of our common stock by such holder generally will be taxed in the same manner as gain described in the first bullet point above, except that the branch profits tax generally will not apply. Non-U.S. holders should consult with their tax advisors regarding whether any applicable income tax treaties may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with such holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding (currently at a 28% rate) generally will not apply to distributions paid to a non-U.S. holder, so long as such holder furnishes to us or our paying agent the required certification as to its non-U.S. holder status, such as by providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or such holder otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that such holder is a U.S. person that is not an exempt recipient for purposes of the backup withholding rules.

Payments of the proceeds from a disposition of our common stock by a non-U.S. holder, made by or through an office of a broker outside of the Unites States, generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or if an exemption is otherwise established. Payment of the proceeds from a non-U.S. holder’s disposition of our common stock made by or through the United States office of a broker generally will be subject to information reporting and backup withholding unless such holder certifies as to its non-U.S. holder status under penalties of perjury, such as by providing a valid IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

United States Federal Estate Tax

Our common stock held by an individual non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) will be treated as U.S. situs property subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to ‘‘foreign financial institutions’’ and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. Under FATCA, a non-U.S. holder generally will be subject to 30% U.S. withholding tax on (i) dividends on our common stock and (ii) beginning after December 31, 2018, gross proceeds from the sale or other disposition of our common stock, if such holder is not FATCA compliant, or holds its shares of our common stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a non-U.S. holder must provide us or the foreign financial institution though with it holds its shares, if any, certain documentation (usually an IRS Form W-8BEN or Form W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, generally it is required to enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury regulations. Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in shares of our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. EACH NON-U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder (if the underwriter’s option to purchase additional shares described below is exercised in full) 4,377,330 shares of our common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities, provided that the selling stockholder’s aggregate liability under the underwriting agreement shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the selling stockholder from the sale of securities sold by the selling stockholder thereunder.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter is purchasing the shares of our common stock from the selling stockholder at a price of $         per share, which will result in $         of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of our common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts, the Underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions form the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to who they may sell as principal.

The underwriter will receive no underwriting discount or commission on the shares purchased by us in the share repurchase. The selling stockholder will pay 100% of the underwriting discounts and commissions on the shares sold by the selling stockholder pursuant to this prospectus supplement and not purchased by us, including any shares sold pursuant to the underwriter’s option.

The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us and the selling stockholder as provided in the underwriting agreement. We have also agreed to reimburse the underwriter for any expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.

Option to Purchase Additional Shares

The selling stockholder has granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 570,956 additional shares at the public offering price, less the underwriting discount.

No Sales of Similar Securities

We and the selling stockholder, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or exercisable for common stock, for 60 days (or 180 days in the case of the selling stockholder) after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	otherwise dispose of or transfer any common stock,

•	request or demand that we file, or cause to be filed, a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up agreement applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NASDAQ Global Market Listing

The shares are listed on the NASDAQ Global Select Market under the symbol “ATSG.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under our Senior Credit Agreement.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the representative and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representative have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representative to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(b)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(c)	where no consideration is or will be given for the transfer;

(d)	where the transfer is by operation of law;

(e)	as specified in Section 276(7) of the SFA; or

(f)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon by W. Joseph Payne, Chief Legal Officer and Secretary of the Company. Certain legal matters in connection with the offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

Our internet website address is www.atsginc.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference in this prospectus supplement of the information contained at that site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated into this prospectus supplement by reference and considered a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 8, 2017;

•	our Quarterly Report on Form 10-K for the fiscal quarter ended March 31, 2017, as filed with the SEC on May 8, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2017, April 3, 2017 and May 8, 2017; and

•	The description of the our common stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to the Exchange Act, including all amendments and reports updating such description, including our Current Report on Form 8-K filed with the SEC on February 23, 2016.

We are also incorporating by reference in this prospectus supplement all other documents (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination or completion of the offering of common stock under this prospectus supplement.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents incorporated by reference in this prospectus supplement (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attention: W. Joseph Payne, Chief Legal Officer and Secretary

(937) 382-5591

Prospectus

Air Transport Services Group, Inc.

Common Stock

Air Transport Services Group, Inc. may offer common stock from time to time at prices and on terms to be determined by market conditions at the time of the offerings. In addition, selling stockholders to be named in a prospectus supplement also may offer shares of our common stock from time to time. We will provide the terms of the common stock in supplements to this prospectus.

To the extent that any selling stockholder resells any common stock, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the common stock being offered.

This prospectus provides you with a general description of our common stock that may be offered. Each time common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the common stock being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell common stock without a prospectus supplement describing the method and terms of the offering.

We may offer and sell common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATSG”.

Our principal office is located at 145 Hunter Drive, Wilmington, Ohio 45177. Our telephone number is (937) 382-5591.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 2. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we and/or the selling stockholders may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock we and/or the selling stockholders may offer. We may provide additional terms of the common stock in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “ATSG,” “the Company,” “we,” “our,” “ours,” and “us” refer to Air Transport Services Group, Inc., a Delaware corporation, and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of Air Transport Services Group, Inc., except where the context otherwise requires or as otherwise clearly indicated.

References to “securities” means the common stock we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

AIR TRANSPORT SERVICES GROUP, INC.

ATSG is a holding company whose principal subsidiaries include an aircraft leasing company and two U.S. certificated cargo airlines. The Company provides air cargo lift, aircraft leases, aircraft maintenance and other support services primarily to the cargo transportation and package delivery industries. Through the Company’s subsidiaries, it offers a range of complementary services to delivery companies, freight forwarders, airlines and government customers.

The Company’s leasing subsidiary, Cargo Aircraft Management, Inc., leases aircraft to each of the Company’s airlines as well as to non-affiliated airlines and other lessees. The airlines, ABX Air, Inc. and Air Transport International, Inc. (“ATI”), each have the authority, through their separate U.S. Department of Transportation and Federal Aviation Administration certificates, to transport cargo worldwide. ATI also provides passenger transportation, primarily to the U.S. Military, using “combi” aircraft, which are certified to carry passengers as well as cargo on the main deck.

The Company serves a base of concentrated customers who typically have a diverse line of international cargo traffic. The Company provides aircraft and airline operations to its customers, typically under contracts providing for a combination of aircraft, crews, maintenance and insurance services. In addition to its airline operations and aircraft leasing services, the Company sells aircraft parts, provides aircraft maintenance and modification services, equipment maintenance services, and operates mail and package sorting facilities.

Our principal executive offices are located at 145 Hunter Drive, Wilmington, Ohio 45177, and our telephone number is (937) 382-5591. We maintain an internet website at http://www.atsginc.com. The information contained in or connected to our website is not a part of this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that ATSG may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements. You should carefully read the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements. Readers are strongly encouraged to consider those factors when evaluating any forward-looking statements concerning the Company. The Company undertakes no obligation to update any forward-looking statements in this prospectus to reflect new information, future events or developments, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.atsginc.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the common stock to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed on February 17, 2017, April 3, 2017 and May 8, 2017;

•	our Definitive Proxy Statement on Schedule 14A filed on March 23, 2017; and

•	The description of the Company’s Common Shares contained in our Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to the Exchange Act, including all amendments and reports updating such description, including a Current Report on Form 8-K filed with the SEC on February 23, 2016.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Air Transport Services Group, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Tel.: (937) 382-5591

Attention: W. Joseph Payne

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes information about the Company’s common stock. You can obtain more information about the Company’s common stock by consulting the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), copies of which have been filed by the Company with the SEC, as well as the Delaware General Corporation Law.

Authorized Capital Stock

The Company’s authorized capital stock consists of 95,000,000 shares, of which 75,000,000 shares are common stock, par value $.01 per share and 20,000,000 shares are preferred stock, par value $.01 per share. As of May 30, 2017, 59,503,749 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding. The Certificate of Incorporation authorizes the issuance of 75,000 Series A Junior Participating Preferred Stock, none of which have been issued.

Common Stock

Each share of common stock entitles its holder of record to one vote on all matters voted on by stockholders. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the outstanding shares of common stock voting in the election of directors are able to elect all of the directors, if they choose to do so, subject to any rights of the holders of any preferred stock to elect directors. Subject to any preferential or other rights of any outstanding series of preferred stock that may be established by the Board of Directors, the holders of common stock are entitled to (i) such dividends as the Company’s Board of Directors may declare from time to time from legally available funds and (ii), upon the Company’s dissolution, will be entitled to receive pro rata all of the assets of the Company available for distribution to stockholders, except that such rights upon dissolution of non-U.S. citizens are limited as described below under “Limitations on Foreign Ownership.”

Holders of common stock have no preemptive rights, conversion rights or other subscription rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Board of Directors, without action by the Company’s stockholders, to provide for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series the voting powers, designations, preferences, limitations, and restrictions. The rights of any class or series of preferred stock may be greater than the rights attached to the common stock. It is not possible to state the actual effect of the issuance of any class or series of preferred stock on the rights of holders of common stock until the Board of Directors of the Company determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change of control of the Company.

Limitation on Voting by Foreign Owners

In furtherance of the Company’s stock ownership restrictions which are described below, a transfer of shares of any class of the Company’s capital stock to an Alien will not be valid, except between the parties to the transfer, until the transfer is recorded on the Company’s foreign stock record, which is a record maintained by the Company which records the date of a transfer to an Alien, the parties to the transfer and the number and description of the shares of stock transferred to an Alien. The Certificate of Incorporation defines “Alien” as: (i) any person who is not a citizen of the United States (“U.S. Citizens”) as defined in 49 U.S.C. Section 40102(a)(15), or any nominee of such person; (ii) any foreign government or representative thereof; (iii) any corporation organized under the laws of any foreign government; or (iv) any corporation, partnership, trust, association, or other entity which is an Affiliate of an Alien or Aliens. “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

Beneficial Ownership Inquiry

The Company may by written notice (including by proxy or ballot) require a person who is the record holder of the Company’s capital stock or a person with beneficial ownership of such stock to certify that, to the knowledge of such person:

•	all stock of the Company which such person has record ownership or beneficial ownership are owned and controlled only by U.S. Citizens; or

•	the number and class or series of stock of the Company owned of record or beneficially owned by such person that are owned or controlled by Aliens.

“Beneficial ownership” and “beneficially owned” refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(l)(i) thereof) under the Exchange Act.

With respect to any equity securities identified by such person in response to the beneficial ownership inquiry, the Company may require such person to provide further information as the Company may reasonably require in order to implement the provisions restricting ownership.

If a person fails to provide the certificate or other information to which the Company is entitled, the Company will presume that the equity securities in question are owned or controlled by Aliens.

Limitations on Foreign Ownership

The Certificate of Incorporation restricts ownership or control of the Company by non-U.S. Citizens. Ownership or control of (1) twenty-five percent (25%) (the “Maximum Voting Percentage”) or more of the issued and outstanding Voting Stock (as defined below) of the Company or (2) shares of capital stock of the Company entitled to receive fifty percent (50%) (the “Maximum Economic Percentage”) or more of the Company’s dividends, distributions or proceeds upon liquidation, by persons who are not U.S. Citizens is prohibited; provided, however, that the Maximum Voting Percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not U.S. Citizens under applicable Foreign Ownership Restrictions; provided, further, that the Board of Directors, by a majority vote of the independent directors, may increase or decrease the Maximum Economic Percentage if the Board of Directors in good faith, and upon advice of independent counsel, determines that such increase or decrease is permitted by applicable Foreign Ownership Restrictions. As used in the Certificate of

Incorporation, “Voting Stock” means common stock, and any other classes of stock issued by the Company that are entitled to vote on matters generally referred to the stockholders for a vote. “Foreign Ownership Restrictions” means United States statutory and United States Department of Transportation regulatory or interpretive restrictions on foreign ownership or control of the Company, the breach of which would result in the loss of any operating certificate or authority of the Company or any of its subsidiaries, including any successor provisions or regulations thereto.

A transfer of shares of any class of stock of the Company to an Alien will not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the foreign stock record of the Company. At no time shall ownership or control of shares representing more than the lesser of (i) the Maximum Voting Percentage of the issued and outstanding Voting Stock, or (ii) the Maximum Economic Percentage of all shares of stock of the Company, be registered on the foreign stock record. If at any time the Company determines that shares of stock are purportedly owned or controlled by one or more Aliens who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the foreign stock record, based on the date of the Company’s finding of ownership or control of such shares by an Alien. If at any time the Company determines that the number of shares of Voting Stock registered on the foreign stock record exceeds the Maximum Voting Percentage, or that the number of shares of stock of the Company registered on the foreign stock record exceeds the Maximum Economic Percentage, sufficient shares shall be removed from the foreign stock record in reverse chronological order so that the number of shares of Voting Stock registered on the foreign stock record does not exceed the Maximum Voting Percentage and so that the number of shares of stock of the Company registered on the foreign stock record does not exceed the Maximum Economic Percentage. Shares of stock of the Company known by the Company to be held of record or controlled by Aliens and not registered on the foreign stock record are at no time entitled to vote or to receive dividends, distributions or other benefits of ownership.

Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation and Bylaws

Some provisions of the Certificate of Incorporation and Bylaws, including the following, could have the effect of making it more difficult for a third party, or discouraging a third party from attempting, to acquire control of the Company without the approval of the Company’s Board of Directors:

Stockholder Action

The Certificate of Incorporation provides that any action required or permitted to be taken by the Company’s stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. These provisions may have the effect of delaying approval of a stockholder proposal until the next annual meeting or until a special meeting could be convened. Stockholders may not amend the Bylaws without the affirmative vote of the holders of at least 66 2/3% of the Voting Stock of the Company. An affirmative vote of 66 2/3% of the holders of the Voting Stock of the Company is required for (i) any merger or consolidation of the Company with or into any other corporation or (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company assets, unless 66 2/3% of the directors approve such a transaction by resolution. Additionally, Articles 4, Section C (Series A Preferred), 10 (bylaws), 14 (board of directors), 15 (special meetings), 16 (66 2/3rd vote), 17 (written consent) and 18 (the Company’s right to amend the Certificate of Incorporation) of the Certificate of Incorporation may not be repealed or altered without the approval of 66 2/3% of the shares then entitled to vote.

Advance Notice Procedures

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing, subject to the exception noted below under “Board of Directors.” To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than

90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Board of Directors

The Certificate of Incorporation provides that the number of directors of the Company shall be not less than three nor more than nine, with the exact number being fixed from time to time, within such limits, by the Board of Directors. Each nominee for director stands for election to a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement or removal from service

The Bylaws provide that, in an uncontested election, each director will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against” that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must submit an irrevocable resignation from the Board, which will become effective if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation.

The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.

Under the Certificate of Incorporation, at least two-thirds of the directors of the Company must be U.S. Citizens. The Bylaws provide generally that vacancies on the Board of Directors, including those resulting from an increase in the number of directors, may be filled only by the remaining directors, and not by stockholders. Any director elected to fill a vacancy will have the same remaining term as his or her predecessor. Accordingly, the Board of Directors could temporarily prevent any stockholder from enlarging the Board of Directors and filling the new directorships with that stockholder’s own nominees.

Anti-Takeover Effects of Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined as:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The Company has not elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring the Company to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Company’s management. It is possible that such provisions could make it more difficult to accomplish transactions which the Company stockholders may otherwise deem to be in their best interests.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Computershare, P.O. Box 43078, Providence, RI 02940, is the transfer agent and registrar for the Company’s common stock.

Shares in Book-Entry Form

Certificates representing the Company’s common stock are not issued unless requested in writing as described below. Holders of record of the Company common stock have credited to a book-entry account established and maintained for them by the transfer agent and registrar the number of shares of Company common stock owned of record by them. Stockholders may request the issuance of a certificate representing shares of Company Common Stock owned of record by them by writing to the transfer agent and registrar.

PLAN OF DISTRIBUTION

We may sell the common stock:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	by any other method permitted by law.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of common stock, the underwriters or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents. The underwriters may sell common stock to or through dealers, who may also receive compensation from purchasers of the common stock for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of common stock in various transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon by W. Joseph Payne, Senior Vice President, Corporate General Counsel and Secretary. As of May 30, 2017, Mr. Payne beneficially owned an aggregate of 190,452 shares of the Company’s common stock. Mr. Payne holds awards under the Air Transport Services Group, Inc. Amended and Restated 2005 Long-Term Incentive Plan. Mr. Payne is also eligible to participate in the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference in the registration statement (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to the Company’s three principal customers, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

3,806,374 shares

Air Transport Services Group, Inc.

Common Stock

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

                , 2017